                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-39350)of our report dated April 13, 2001 relating to the financial statements of Ribapharm (a division of ICN Pharmaceuticals, Inc.), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
May 11, 2001